UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §.240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on Wednesday, May 25, 2016.

CHEVRON CORPORATION CHEVRON CORPORATION 6001 BOLLINGER CANYON ROAD SAN RAMON, CA 94583-2324	Meeting Information Meeting Type: Annual For holders as of: March 30, 2016 Date: May 25, 2016 Time: 8:00 a.m., PDT Location: Chevron Park Auditorium 6001 Bollinger Canyon Road San Ramon, CA 94583-2324

You are receiving this communication because you hold shares in Chevron Corporation.

THIS IS NOT A BALLOT. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

Notice of the 2016 Annual Meeting, the 2016 Proxy Statement, Form of Proxy, and the 2015 Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page)

and visit: www.proxyvote.com, or from a smart phone, scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these materials for this meeting or for future meetings, you must request one. There is NO charge for requesting a copy.

Please choose one of the following methods to make your request:

  1)   BY INTERNET:         www.proxyvote.com

  2)   BY TELEPHONE:     1-800-579-1639

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*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make the request as instructed above on or before May 11, 2016 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: Please review the proxy materials for instructions on how to preregister for and obtain an admission ticket to the Annual Meeting. To be admitted to the Annual Meeting, you must have a government-issued photo identification and an admission ticket. THIS NOTICE DOES NOT SERVE AS AN ADMISSION TICKET. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: Go to www.proxyvote.com or, from a smart phone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Important Notice Regarding Admission to the 2016 Annual Meeting

We have changed our admission policy for the Annual Meeting. Stockholders or their legal proxy holders who wish to attend the Annual  Meeting must preregister with and obtain an admission ticket from Chevron’s Corporate Governance Department. Tickets will be distributed  on a first-come, first-served basis. Requests for admission tickets must be received by Chevron no later than 5:00 p.m. PDT on Thursday,  May 19, 2016. For complete instructions for preregistering and obtaining an admission ticket, see page 85 of the Proxy Statement.

Voting Items

Your Board recommends you vote FOR the election of the following Board Nominees for Director 1a through 1k:
1a.	A. B. Cummings Jr.	Your Board recommends you vote AGAINST stockholder proposals 5 through 12:
1b.	L. F. Deily

1c.	R. E. Denham	5.	Report on Lobbying

1d.	A. P. Gast	6.	Adopt Targets to Reduce GHG Emissions

1e.	E. Hernandez Jr.	7.	Report on Climate Change Impact Assessment

1f.	J. M. Huntsman Jr.	8.	Report on Reserve Replacements

1g.	C. W. Moorman IV	9.	Adopt Dividend Policy

1h.	J. G. Stumpf	10.	Report on Shale Energy Operations

1i.	R. D. Sugar	11.	Recommend Independent Director with Environmental Expertise

1j.	I. G. Thulin	12.	Set Special Meetings Threshold at 10%

1k.	J. S. Watson

Your Board recommends you vote FOR Board proposals 2 through 4:

2. Ratification of Appointment of PWC as Independent Registered Public Accounting Firm
3. Advisory Vote to Approve Named Executive Officer Compensation
4. Amendment to the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan